WRITERS’ GROUP FILM CORP.
1752 East Avenue J  #266
Lancaster, CA  93535
213-694-1888

EXHIBIT 32

Section 1350 Certification

As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

Certification of the Principal Executive Officer and Principal Financial Officer

In connection with the Form 10-Q of Writers’ Group Film Corp. (the “Company”) for the quarterly period ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned Principal Executive Officer and Principal Financial Officer of the Company certifies, to the best knowledge and belief of the signatory, pursuant to Section 1350 of Chapter 63 of title 18 of the United States Code (18 U.S.C. 1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 22, 2010

By:	/s/ Tal L. Kapelner
Tal L. Kapelner, President
Principal Executive Officer

By:	/s/ Ariella Kapelner
Ariella Kapelner, Treasurer
Principal Financial Officer

This certification accompanying the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.

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